Exhibit 99.1

News Release

Community Healthcare Trust Incorporated Chairman, Chief Executive Officer and President, Timothy G. Wallace, Taking Medical Leave of Absence

FRANKLIN, Tenn., February 13, 2023 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced that Timothy G. Wallace is taking a medical leave of absence from his roles as Chairman of the Board, Chief Executive Officer and President of the Company, effective as of February 10, 2023, due to complications from a peptic ulcer. The Board of Directors has appointed David H. Dupuy, the Company’s Executive Vice President and Chief Financial Officer, as Interim Chief Executive Officer, effective as of February 10, 2023.

“The Board wishes Tim a quick and speedy recovery, and we look forward to his return. We have the upmost confidence in Dave and appreciate his willingness to step in and lead our team at this time,” commented Alan Gardner, the Company’s Lead Independent Director.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States.

Cautionary Note Regarding Forward-Looking Statements

In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of the Company. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, rising interest rates, supply chain disruptions, labor conditions, the COVID-19 pandemic and/or the conflict between Russia and Ukraine, the Company’s Chief Executive Officer’s health prognosis and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT David H. Dupuy, 615-771-3052

SOURCE Community Healthcare Trust Incorporated